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                                                                       EXHIBIT 5

                               HALE AND DORR LLP
                               Counsellors At Law
                 60 State Street, Boston, Massachusetts  02109
                        617-526-6000 * FAX 617-526-5000

                                 July 28, 2000

Curis, Inc.
45 Moulton Street
Cambridge, Massachusetts 02138

        Re:  Curis, Inc. 2000 Director Stock Option Plan

Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 500,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Curis, Inc., a Delaware corporation (the "Company"), issuable pursuant to the Curis, Inc. 2000 Director Stock Option Plan (the "Plan").

We have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with
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the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be validly issued, fully-paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                 Very truly yours,


                                 /s/ HALE AND DORR LLP